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                                                                    EXHIBIT 23.2
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendement No. 1 to the registration statement on Form S-3D (File No. 333-60785) of our reports indicated below on our audits of the financial statements indicated below, all of which reports are incorporated by reference herein.

                                                         Date of Report of
Financial statements                                     Independent Accountants
--------------------                                     -----------------------

Consolidated and combined financial statements
and financial statement schedule of Prentiss
Properties Trust                                         February 5, 1999

Statement of revenues and certain operating
expenses of the Ordway Property                          August 12, 1998

Combined statement of revenues and certain
operating expenses of the Willow Oaks Properties         September 30, 1998

Statement of revenues and certain operating
expenses of the 7101 Wisconsin Avenue Property           February 5, 1999

Statement of revenues and certain operating
expenses of the Calverton Office Park Properties         February 5, 1999

Statement of revenues and certain operating
expenses of the One O'Hare Centre Property               February 12, 1999

Combined statement of revenues and certain
operating expenses of the Fidinam Office Portfolio       February 12, 1999


We also consent to the reference to our firm under the caption "Experts".


/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 24, 1999